EXHIBIT 99

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:
Mr. Noel Ryan III
Lambert, Edwards & Associates, Inc.
616-233-0500 / aacc@lambert-edwards.com
Asset Acceptance Capital Corp. Declares Special
One-Time Cash Dividend of $2.45 Per Share
Warren, Mich., June 18, 2007 — Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced that its Board of Directors has declared a special one-time cash dividend of $2.45 per share payable July 31, 2007 to shareholders of record July 19, 2007.
On April 24, 2007, the Company announced its plan to recapitalize its balance sheet and return $150 million to shareholders. As previously reported, the Company has agreed to repurchase $75 million of its shares through (1) a modified “Dutch auction” tender offer, which expired at 5 p.m. EDT, on June 12, 2007, and (2) purchases from AAC Quad-C Investors LLC, the Company’s largest shareholder, the Chief Executive Officer and the Chief Financial Officer, who collectively own 50.4% of the Company’s stock, with these purchases occurring outside and after the tender offer, allowing these three holders to maintain their ratable ownership interests in the Company.
The balance of the $150 million return of capital, or approximately $75 million, will be paid to shareholders in the form of the special one-time cash dividend the Company announced today.
The Company is funding its return of capital to shareholders through its expanded $250 million credit agreement that it announced on June 6, 2007. The expanded credit agreement contains a $150 million term loan used to fund the return of capital to shareholders and a $100 million revolving loan facility that will be used to supplement cash flows available for the acquisition of purchased receivables and other general corporate purposes.
“Our plan to recapitalize Asset Acceptance has afforded shareholders the opportunity to benefit from the financial performance of the Company, while balancing the strategic needs of our business to support sustained, profitable growth,” said Brad Bradley, Chairman, President and CEO of Asset Acceptance Capital Corp. “Between the substantial cash flows generated by our business and the expanded credit agreement we secured earlier this month, we have retained a level of liquidity sufficient to support our investment in charged-off consumer receivables and other emerging opportunities, which we believe positions us to continue to grow the economic value of the Company.”
Mark Redman, Senior Vice President-Finance and CFO of Asset Acceptance Capital Corp., concluded: “We are quite pleased with the results of the entire transaction, including favorable financing terms and the success of the tender offer. We believe the increased efficiency and

Declaration of Special One-Time Dividend
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financial flexibility of our capital structure remains a competitive advantage for us, particularly as we seek to identify avenues of growth capable of creating value for our shareholders.”
About Asset Acceptance Capital Corp.

For more than 40 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.
Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements which are forward-looking statements, including the Company’s plans and expectations regarding its operating strategies, purchase of charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, at the time such statements were made, with respect to the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. In addition, words such as “plans,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the Company has little or no experience, integration and operations of newly acquired businesses, ability to achieve anticipated cost savings from office closings without the disruption of collections associated with these offices, and additional factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission on Form 10-K and 10-Q and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward- looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements. In addition to the foregoing, several Risk Factors are discussed in the Company’s most recently filed Annual Report on Form 10-K and other SEC filings, in each case under the section titled “Forward Looking Statements” or similar headings and those discussions regarding risk factors as well as the discussion of forward looking statements in such sections are incorporated herein by reference.

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